Exhibit 10.2

Bank version /Client version

1.	Amendment dated 01/17/2014 of
Credit Facility Agreement
Regarding an Umbrella Credit Facility in the amount of EUR 20,000,000.--
dated 06/18/2012

IPG Laser GmbH
Siemensstraße 7
57299 Burbach

(the „Borrower“)

and

Deutsche Bank AG
Filiale Deutschlandgeschäft
An den Dominikanern 11-27
50668 Cologne

(the „Bank“)

On 18th, June 2012 the Borrower and the Bank (together: “Parties”) entered into an Umbrella Credit Facility in the amount of EUR 20,000,000 (the “Agreement”). Terms not otherwise defined in this 1. Amendment to the Agreement shall have the same meaning as in the Agreement

The Parties agree to amend the Agreement as follows:

§ 2 - Credit Facilitiy

(1)	Aggregate Facility Amount

The Bank makes available to the Borrower a credit facility in the amount of up to Euro 20,000,000.-- (in words: Euro twenty million) („Aggregate Facility Amount“).

The Aggregate Facility Amount is divided into the following facilities:

(a)	Cash Credt Facility: revolving cash credit facility in the amount of up to Euro 2,500,000.-- (in words: Euro two million and five hundred thousand) (“Cash Credit Facility”).

(b)	Guarantee Facility: revolving guarantee facility in the amount of up to Euro 17,500,000.-- (in words: Euro seventeen million and five hundred thousand) (“Guarantee Facility”).

§ 5 - Utilisation of the Credit facility by Affiliated Companies

(1)	Utilization by Affiliated Companies

Affiliated Companies may - in deduction from the respective Cash Credit Facility and based on the corporate guarantee by the Borrower (hereinafter the “Corporate Guarantee”) as set out in the Annex to this Credit Facility Agreement - draw credits and use banking products (hereinafter: “Affiliated Facilities”) within the banking business relationship at domestic or foreign branches and / or subsidiaries of the Bank (hereinafter “Lending Office”) in compliance with the following conditions. No Lending Office shall be obliged hereby to make available Affiliated Facilities.

The utilization of Affiliated Facilities by the respective Affiliated Company shall be based on separate facility agreements concluded or to be concluded between the respective Affiliated Company and the Lending Office.

(2)	Allocation of Affiliated Facilities

The current allocation of the Affiliated Facilities to the respective Affiliated Companies as well as to the respective Lending Offices shall be reflected in Annex 1 as attached to the Corporate Guarantee at any point of time. In case of a change of the current allocation of the Affiliated Facilities, Annex 1 of the Corporate Guarantee shall be amended accordingly; in case of such amendment, the provisions contained in this Credit Facility Agreement shall remain unaffected.

(3)    Exemption from Banking Secrecy

Vis-a-vis the other Lending Offices the Borrower releases the Bank from the obligations of Banking Secrecy with respect to all matters concerning this Credit Facility as well as the Affiliated Facilities.

§ 6 - Repayment

(1)
If after the termination of the Guarantee Facility bank guarantees issued are outstanding - also under Affiliated Facilites, as the case may be - and the collateral provided to the Bank or the Lending office taking into account the Corporate Guarantee to be provided according to § 5 does not cover the full amount of any risk resulting from such bank guarantees the Borrower shall procure that the Bank be released within a reasonable period of time from its obligations under such bank guarantees and - in case of Affiliated Facilities - ensure that the respective Lending Office be released by the respective Subsidiary from its obligations under such bank guarantees. The Borrower is entitled to provide the Bank and/or the Lending Office, respectively, instead with security by pledge of an amount in cash in the relevant currency of the Guarantee, or to procure that the respective Subsidiary provide such security in cash. With regard to bank guarantees issued under the Guarantee Facility, Section 10 of the Conditions for Guarantee Business remains unaffected.

Declaration according to the GwG (Anti Money Laundering Act)
The Borrower hereby confirms the Bank by ticking the box or initial that with regard to the Credit Facility Agreement he is acting for his own account.

[    ]        IPG Laser GmbH

All other terms, conditions and undertakings as agreed upon in the Agreement shall remain unchanged and in full force and effect.

This Amendment will be cited under the date first above written.

Deutsche Bank AG
Filiale Deutschlandgeschäft

Cologne                        /s/ Eddy Henning /s/ Joachim Gartz

Place, Date

IPG Laser GmbH

Burbach Germany 25 February 2014            /s/ Eugene Scherbakov
Place, Date

2